UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 6, 2025

TE CONNECTIVITY PLC

(Exact name of registrant as specified in its charter)

Ireland	98-1779916
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Parkmore Business Park West

Parkmore, Ballybrit

Galway, H91VN2T, Ireland

(Address of Principal Executive Offices, including Zip Code)

+353 91 378 040

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary Shares, Par Value $0.01	TEL	New York Stock Exchange
0.00% Senior Notes due 2029*	TEL/29	New York Stock Exchange
3.25% Senior Notes due 2033*	TEL/33	New York Stock Exchange

* Issued by Tyco Electronics Group S.A., an indirect wholly-owned subsidiary of TE Connectivity plc

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. OTHER EVENTS.

On May 6, 2025, Tyco Electronics Group S.A. (“TEGSA”), a wholly-owned subsidiary of TE Connectivity plc (“TE Connectivity”), issued €500,000,000 aggregate principal amount of its 2.500% Senior Notes due 2028 (the “Notes”). The Notes were offered and sold by TEGSA pursuant to a registration statement on Form S-3 (Registration No. 333-282440) (the “Registration Statement”). The net proceeds from the sale of the Notes were approximately €496.3 million after deducting the underwriters’ discount but before other expenses, and, together with any net proceeds received from any concurrent USD notes offering, will be used for general corporate purposes, including the repayment of indebtedness incurred in connection with the acquisition of the Richards Manufacturing business.

The Notes are governed by an amended and restated indenture, dated as of January 31, 2025 (the “Indenture”), among TEGSA, as issuer, TE Connectivity, as parent guarantor, TE Connectivity Switzerland Ltd., as additional guarantor (“Swiss TE”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of May 6, 2025 (the “Second Supplemental Indenture”), among TEGSA, as issuer, TE Connectivity, as parent guarantor, Swiss TE, as additional guarantor, and the Trustee. The Trustee will receive customary fees in connection therewith. The Notes are fully and unconditionally guaranteed as to payment on an unsecured senior basis by TE Connectivity and Swiss TE (the “Guarantees”). The Notes are TEGSA’s unsecured senior obligations and rank equally in right of payment with all of its existing and future senior debt, and senior to any subordinated indebtedness that TEGSA may incur.

The Notes were offered pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of April 29, 2025, among TEGSA, as issuer, TE Connectivity, as parent guarantor, Swiss TE, as additional guarantor, and Barclays Bank PLC, BNP PARIBAS, BofA Securities Europe SA, Citigroup Global Markets Limited, Deutsche Bank Aktiengesellschaft, Goldman Sachs & Co. LLC, J.P. Morgan Securities plc, Scotiabank (Ireland) Designated Activity Company, Loop Capital Markets LLC, Academy Securities, Inc., Commerzbank Aktiengesellschaft, Intesa Sanpaolo IMI Securities Corp., Standard Chartered Bank and WauBank Securities LLC (the “Underwriters”). Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, TEGSA agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. On April 29, 2025, TE Connectivity issued a press release announcing the pricing of the Notes. A copy of the press release is filed as Exhibit 99.1 hereto.

The foregoing descriptions of the Indenture, the Second Supplemental Indenture and the Underwriting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture, which was filed as Exhibit 4.1 to TE Connectivity’s Current Report on Form 8-K, filed on January 31, 2025, the Second Supplemental Indenture, which is filed as Exhibit 4.1 hereto, and the Underwriting Agreement, which is filed as Exhibit 1.1 hereto. The foregoing documents are incorporated by reference herein.

In connection with the offering of the Notes, TE Connectivity is filing as Exhibits 5.1, 5.2, 5.3 and 5.4 hereto opinions of counsel addressing the validity of the Notes and the Guarantees and certain related matters. Such opinions are incorporated by reference into the Registration Statement.

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Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 29, 2025, among Tyco Electronics Group S.A., TE Connectivity plc, TE Connectivity Switzerland Ltd. and Barclays Bank PLC, BNP PARIBAS, BofA Securities Europe SA, Citigroup Global Markets Limited, Deutsche Bank Aktiengesellschaft, Goldman Sachs & Co. LLC, J.P. Morgan Securities plc, Scotiabank (Ireland) Designated Activity Company, Loop Capital Markets LLC, Academy Securities, Inc., Commerzbank Aktiengesellschaft, Intesa Sanpaolo IMI Securities Corp., Standard Chartered Bank and WauBank Securities LLC

4.1	Second Supplemental Indenture, dated as of May 6, 2025, among Tyco Electronics Group S.A., as issuer, TE Connectivity plc, as parent guarantor, TE Connectivity Switzerland Ltd., as additional guarantor, and Deutsche Bank Trust Company Americas, as trustee (including form of Global Note and Guarantee)

5.1	Opinion of Weil, Gotshal & Manges LLP

5.2	Opinion of Allen Overy Shearman Sterling SCS

5.3	Opinion of Bär & Karrer AG

5.4	Opinion of Arthur Cox LLP

23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 filed herewith)

23.2	Consent of Allen Overy Shearman Sterling SCS (included in Exhibit 5.2 filed herewith)

23.3	Consent of Bär & Karrer AG (included in Exhibit 5.3 filed herewith)

23.4	Consent of Arthur Cox LLP (included in Exhibit 5.4 filed herewith)

99.1	Press Release dated April 29, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2025

TE CONNECTIVITY PLC

By:	/s/ Harold G. Barksdale
	Name:	Harold G. Barksdale
	Title:	Vice President and Corporate Secretary

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